Exhibit 99.8


CONTACT: Liz Merritt, Rural/Metro Corporation
         (480) 606-3337
         Morgen-Walke Associates
         Jim Byers, Investor Relations
         (415) 439-4504
         Christopher Katis, Media Relations
         (415) 439-4518

FOR IMMEDIATE RELEASE


                      RURAL/METRO AGREES TO NEW BANK WAIVER
                 AND AGREES TO NEGOTIATE WITH STEERING COMMITTEE


     SCOTTSDALE, ARIZ. (Jan. 18, 2002) - Rural/Metro Corporation (Nasdaq: RURL), a national leader in ambulance transportation and fire protection services, announced today that it has agreed to a new waiver of covenant compliance under its revolving credit facility through April 1, 2002. The Company's prior waiver expired December 3, 2001.

     Terms of the waiver are consistent with prior waivers. In addition, the Company is supporting the formation of a steering committee comprised of bank lenders and senior note holders to further explore debt-restructuring opportunities. The Company's financial and legal advisors, Imperial Capital, LLC and Squire, Sanders & Dempsey L.L.P. will advise the Company in discussions with the bank lenders and senior note holders. The steering committee has engaged Chanin Capital Partners to act as its financial advisor and Akin, Gump, Strauss, Hauer & Feld, L.L.P. as its legal advisors.

     The Company will negotiate with the steering committee in an effort to reduce the Company's debt and further improve its liquidity and long term financial flexibility. The Company will consider all appropriate strategies to achieve these objectives.

     Jack Brucker, President and Chief Executive Officer, said, "Discussions with our lenders have progressed in a positive manner. We remain confident in our ability to work together toward a long-term solution while continuing to strengthen the Company's operations and results. We are pursuing a solution that will benefit the Company and its stakeholders, and will enthusiastically support the efforts of the steering committee."

     Rural/Metro Corporation provides mobile healthcare services, including emergency and non-emergency ambulance transportation, fire protection and other safety-related services to municipal, residential, commercial and industrial customers in more than 400 communities throughout the United States and Latin America.
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     EXCEPT FOR  HISTORICAL  INFORMATION  CONTAINED  HEREIN,  THIS PRESS RELEASE
CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS AND UNCERTAINTIES INCLUDE THE COMPANY'S ABILITY TO EXECUTE DEFINITIVE WAIVER AGREEMENTS AND TO
REMAIN IN COMPLIANCE WITH THE TERMS OF SUCH WAIVER AGREEMENTS, NEGOTIATE A LONG-TERM SOLUTION FOR ITS REVOLVING CREDIT FACILITY AND/OR OVERALL DEBT
STRUCTURE, SUSTAIN SUFFICIENT CASH RESOURCES, SECURE ADDITIONAL FINANCING IF NEEDED, IMPROVE EARNINGS AND OPERATING MARGINS, WIN NEW BUSINESS, AND OTHER FACTORS AND RISKS DISCLOSED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS AND FILINGS. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS PRESS RELEASE.